EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Orbit International Corp. of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Orbit International Corp. for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ MCGLADREY & PULLEN, LLP

New York, New York
May 29, 2009